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                                                                  [EXHIBIT 99.4]



                             CONSENT TO DESIGNATION


              Consent of Dr. Matthias Schmidt Pursuant to Rule 438


                  I hereby consent to the inclusion in the Joint Proxy Statement/Prospectus forming a part of the within Registration Statement of my designation as a member of the Supervisory Board of Fresenius Medical Care AG.

                                                 /s/ Dr. Matthias Schmidt
                                                 -------------------------------
                                                 Name: Dr. Matthias Schmidt


Oberursel, Germany
July 29, 1996